EXHIBIT 99.1

American Resources Corporation Reports Second Quarter 2023 Financial Results and Provides Business Outlook

Company is executing on the monetization of its carbon platform receiving non-binding letters of intent (LOI) to sell the remaining assets of American Carbon and executing a LOI to sell Deane Mining

LOI for American Carbon represents approximately $300 million in cash value or $3.83 per share

The first domestic, commercial producer of separated and ultra-pure REEs from recycled permanent magnets and ultra-pure lithium from recycled lithium-based batteries and manufacturing scrap

Company has showcased its ability to sustainably produce ultra-high pure lithium carbonate (>99.99% pure) from recycled feedstock through independent lab analysis

Executing on global expansion and resource diversification strategy to secure partnerships to refine lithium ores from international sources

Company to host update conference calltoday at 4:30 PM ET

August 14, 2023| Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / August 14, 2023 /American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of rare earth and critical elements, carbon and advanced carbon materials to the new infrastructure and electrification marketplace, today announced financial results for the second quarter of 2023. The Company will host a conference call and webcast, today, August 14, 2023, at 4:30 PM ET (details below).

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “Throughout the past several months we’ve continued to execute on our strategic plan of action to monetize our unique platform of assets while continuing to solidify our strategic positioning within the value chain of our addressable markets. Most recently, we have received increased interest from parties wanting to acquire our carbon assets. In addition to executing a binding LOI to sell certain assets associated with our Deane Mining complex, we have also received separate non-binding LOIs from unaffiliated parties to purchase the remaining assets of American Carbon and Perry County Resources, respectively. Additionally, we have also filed a Form 10 registration statement to spin-off American Carbon into its own standalone public company should sale options not fully materialize. Our ReElement Technologies division continues to be the most exciting enterprise we have ever been a part of as it establishes itself as a world leader of innovative critical mineral refining technology. The critical and rare earth elements we refine are imperative to operate our modern-day technology including electric vehicles, clean energy and defense applications. ReElement’s patented chromatographic separation and purification technology addresses the biggest bottleneck within our domestic and global supply chain, and we believe innovative, cost-competitive refining is imperative for the United States to compete. Our proven ability to sustainably produce ultra-pure critical mineral products in a smaller, cleaner and lower cost footprint while having the ability to be flexible to the feedstocks we refine is revolutionary not only for the U.S., but also for the entire planet. We are continuing to apply our refining technology as a high-value step within the recycling market, and more recently, we are advancing our technology within the lithium-based ore refining market. As we continue to execute upon our strategic vision to unlock value for our shareholders, we will leverage ReElement’s word-leading refining innovations to broaden the global natural resource base of American Resources similar to the joint venture partnership we have entered into in Africa to refine spodumene ore to high-purity lithium carbonate. Our ability to deploy ReElement’s high-performing and environmentally-safe refining technology to critical mineral rich regions around the world will enable us to secure critical mineral feedstock through American Resources and help redirect the trade flow of material and goods.”

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Key Division Highlights

ReElement Technologies

•	Recently achieved ultra-pure (99.9978%) lithium carbonate (Li2CO3) from its exclusively licensed and patented multi-modal chromatography technology from LFP battery manufacturing scrap at commercial scale; the first-known to achieve this worldwide. This achievement comes on top of achieving 99.986% pure Li2CO3 produced from recycled, end-of-life lithium-ion batteries, as well as achieving groundbreaking success as the first in the United States to produce greater than 99.5% pure magnet rare earth elements [dysprosium (Dy), neodymium (Nd) and praseodymium (Pr)] at commercial scale, in isolated forms and from sustainable sources.

•	Took a controlling interest in the former RCA Thomson manufacturing plant in Marion, Indiana, comprising approximately 425,000 square feet of manufacturing and refining capacity space on a 42-acre campus for ReElement Technologies’ critical mineral refining and future co-located, supply chain manufacturing partners.

•	Funded its initial shipments of lithium spodumene ore from its South African supply partners, whereby ReElement will refine the spodumene ore to ultra-pure Li2CO3 in the Unites States.

•	Signed lithium offtake and partnership agreements with battery manufacturer, American Lithium Energy (“ALE”), whereby ReElement will supply ALE with high-purity battery materials and the companies will collaborate in co-locating technologies within each party’s facilities. This partnership is in addition to the established partnerships with two leading domestic rare earth magnet platforms: 1) USA Rare Earth Magnets, LLC and 2) Advanced Magnetics Lab, Inc. (“AML”).

American Carbon

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•	Recently received a non-binding LOI from a non-affiliated party to purchase the remaining assets of American Carbon Corporation for a total consideration of approximately $300 million of cash value or $3.83 per share which consists of (i) $20 million in cash at closing, (ii) the balance to be paid out as a royalty agreement, and (iii) the assumption and replacement of associated environmental bonds.

•	Recently received a non-binding LOI from a non-affiliated party to purchase assets associated with the Perry County Resources for a total consideration of approximately $40 million of enterprise value or $0.51 per share which consists of (i) $2 million in cash at closing, (ii) the balance to be paid out as a royalty agreement, and (iii) the assumption and replacement of associated environmental bonds.

•	Recently appointed Tarlis Thompson as the Chief Executive Officer of American Carbon.

•	Continued to drive the monetization of its carbon platform through entering into a binding letter of intent to sell certain assets associated to its Deane Mining Complex for a total enterprise value consideration of approximately $20.6 million or $0.26 per share. This followed the receipt of an unsolicited bid for American Carbon for an implied enterprise value of approximately $260 million, which was not accepted due to the duration and structure of the consideration payments.

•	Successfully closed its $45 million Tax-Exempt Industrial Development Bond offering through the West Virginia Economic Development Authority which will fund the expansion and technological improvements to the existing metallurgical carbon processing facility at its Wyoming County Coal complex as well as the integration and construction of new rare earth processing capacity. The non-dilutive capital source will support the development of two underground deep mines to produce premium, mid-vol metallurgical carbon, upgrade to the existing processing facility and development of its patented electrolysis technology to process associated waste streams into critical mineral concentrates.

Corporate

•	Filed the initial and amended Form10 registration statement with the U.S. Securities and Exchange Commission (“SEC”) for the planned spin-off of its ReElement Technologies division into a standalone public company.

•	Recently filed the initial Form 10 registration statement with the SEC for the planned spin-off of its American Carbon division into a standalone public company.

“Looking forward to the remainder of 2023, our belief in and excitement over the opportunities we have in front of us continues to reach an all-time high. We remain steadfast on monetizing our carbon platform and with the recent number of offers to purchase our assets, we have attractive opportunities for our shareholders to execute on that mission. Additionally, with the closing of the $45 million tax exempt bond offering for our Wyoming County complex, we are fully funded to execute on that project while we have positioned our McCoy Elkhorn complex as a major growth driver. Our decline in revenue over the second quarter of 2023 was due to our decision to idle back on carbon production given our customers’ constraints over the short term on taking product due to port logistics and bottlenecks in the supply chain. We believe this was a result of the shift of China and Australia’s relationships around product sourcing which created shifts in the supply chains and timing of product delivery. Given our expansion at ReElement, we choose to reduce the risk of inventory expansion and utilized our operational flexibility to focus on cost constraints. We see the short-term logistics issues being resolved and believe carbon prices will respond accordingly over the short medium and long term. As such, we will look to restart our low-cost mining operations in the near term to capitalize on the market demand, while executing the vision of our American Carbon team,” continued Mr. Jensen.

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“The opportunity for ReElement Technologies continues to manifest at a very rapid pace and continues to be bolstered by our tremendous team and partnerships. Over the past several months, we’ve achieved a number of monumental successes in terms of capacity, purity and cost realizations. The number of commercial pilot programs within our pipeline continues to grow which we believe will evolve into full commercial partnerships. We are confident that our refining technology will pave the way for the production of high-purity critical minerals and will be recognized as the most efficient and viable refining standard as the foundation and infrastructure of this energy transition is stood up. As this transition continues to take hold, it is worth noting that our critical mineral needs are expected to exponentially increase, and high purity products will be imperative for manufacturing. As such, we believe our value-added services and collaborative approach will continue to bolster our upstream and downstream partnerships and unlock the value of ReElement as we position it as a standalone public company.”

Expected Near-Term Catalyst

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Additional ReElement Technologies upstream and downstream partnerships to bolster feedstocks of end-of-life products, manufacturing scrap and ores for critical and REEs and offtake customers of sustainable and domestic sources of high-purity battery and magnet materials.

•	Further execution on other value drivers including Company-sponsored SPAC, American Acquisition Opportunity, Inc (AMAO) and Novusterra, Inc.

•

Continue to scale critical mineral refining capacity through the procurement of its large-scale facility in Marion, Indiana and through co-located facilities with supply chain partners, in addition to finalizing site selection for lithium ore process and refining in the United States and abroad.

•	Continue to add best-in-class talent to drive the execution of each division.

•	Continued monetization of American Carbon through increase in carbon production to meet market demand, leases and/or further divestitures.

Conference Call Information

American Resources management will host a conference call for investors, analysts and other interested parties today, Monday, May 14, 2023 at 4:30 PM ET.

Interested participants and investors may access the conference call by dialing 800-274-8461

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and referencing the Conference ID: ARC2Q, or by the webcast link: here.

Financial Results for Second Quarter 2023

For the second quarter of 2023, American Resources reported a net income loss of $1.0 million, or a loss of $0.01 per share, as compared with a net income loss of $2.44 million, or a loss of $0.04 per share, in the prior year period. The Company realized adjusted EBITDA of $112,971 in the second quarter of 2023, as compared with an adjusted EBITDA loss of $13,702 for the second quarter of 2022.

Second Quarter 2023 Summary

Total revenues were $1.98 million for the second quarter of 2023 compared to revenues of $16.2 million during the second quarter of 2022. General and administrative expenses for the second quarter of 2023 were $1.13 million compared to $0.90 million in the prior year period. American Resources incurred interest expense of $167,825 during the second quarter of 2023 compared to $274,640 during the second quarter of 2022. Development costs during the quarter were $2.67 million, compared to $5.63 million in the first quarter of 2023.

The Company did not incur any income tax expense in the first quarter of 2023 as it was able to utilize its available net operating losses (“NOL”) carried forward from prior periods of approximately $23.8 million as of December 31, 2022.

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AMERICAN RESOURCES CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

UNAUDITED

	For the three months ended June 30, 2023	For the three months ended June 30, 2022	For the six months ended June 30, 2023	For the six months ended June 30, 2022
Coal Sales	$1,675,816	$15,969,787	$10,399,001	$25,001,047
Metal Aggregating, Processing and Sales	33,816	3,292	54,425	40,519
Royalty Income	271,056	226,125	395,718	238,262

Total Revenue	1,980,688	16,199,204	10,849,144	25,279,828

Cost of Coal Sales and Processing	(3,798,012)	(5,569,133)	(6,503,830)	(8,459,992)
Accretion Expense	(248,291)	(363,820)	(496,582)	(631,442)
Depreciation	(8,482)	(630,341)	(21,818)	(1,256,383)
Amortization of Mining Rights	(311,685)	(311,685)	(617,544)	(615,079)
General and Administrative	(1,134,616)	(903,046)	(2,456,084)	(1,923,861)
Professional Fees	(346,477)	(235,487)	(639,732)	(586,425)
Production Taxes and Royalties	(496,824)	(786,008)	(1,478,461)	(1,605,485)
Development Costs	(2,666,846)	(11,532,406)	(8,300,754)	(18,316,594)

Total Operating Expenses	(9,011,233)	(20,331,926)	(20,514,805)	(33,395,261)

Net Loss from Operations	(7,030,545)	(4,132,722)	(9,665,661)	(8,115,433)

Other Income (loss)	260,000	76,000	353,000	158,156
Unrealized loss on trading securities	-	(7,602)	-	(7,602)
Gain on cancelation of debt	-	1,891,848	-	3,413,152
Gain on Sales of Assets	5,936,892	-	5,936,892	-
Interest Income	1,553	3,282	18,764	13,327
Interest expense	(167,825)	(274,640)	(743,789)	(658,336)
Total Other income (expense)	6,030,620	1,688,888	5,564,867	2,918,697

Net Income (Loss)	$(999,925)	$(2,443,834)	$(4,100,794)	$(5,196,736)

Net loss per common share - basic and diluted	$(0.01)	$(0.04)	$(0.05)	$(0.08)

Weighted average common shares outstanding	76,197,850	66,377,788	74,584,440	65,846,220

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AMERICAN RESOURCES CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
UNAUDITED

	June 30, 2023	December 31, 2022
ASSETS

CURRENT ASSETS
Cash	$2,874,557	$8,868,566
Receivables	995,230	660,755
Inventory	711,226	446,690
Prepaid fees	1,806,558	786,576
Total Current Assets	6,387,571	10,762,587

OTHER ASSETS
Cash - restricted	48,658,373	2,122,263
Property and Equipment, Net	9,027,465	9,113,722
Right of use assets, net	16,848,225	13,033,889
Investment in llc – Related Party	19,058,593	20,784,866
Notes receivable	99,022	99,022
Total Other Assets	93,691,678	45,153,762

TOTAL ASSETS	$100,079,249	$55,916,349

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Trade payable	$4,738,430	$4,916,243
Non-Trade payables	3,023,717	2,524,243
Accounts payable – related party	2,562,016	4,295,232
Accrued interest	142,882	106,886
Current portion of debt	818,686	1,917,506
Current portion of convertible debt	-	9,787,423
Current portion of lease liabilities, net	4,919,257	3,889,235
Total Current Liabilities	16,204,988	27,436,768

OTHER LIABILITIES
Remediation liability	20,792,216	20,295,634
Lease liabilities, net	8,870,661	7,899,251
Bonds Payable, net	43,475,888	-
Total Other Liabilities	73,138,765	28,682,904

Total Liabilities	89,343,753	55,631,653

STOCKHOLDERS’ EQUITY (DEFICIT)
AREC - Class A Common stock: $0.0001 par value; 230,000,000 shares authorized, 76,197,850 and 66,777,620 shares issued and outstanding	7,622	6,680
Additional paid-in capital	178,056,886	167,517,259
Accumulated deficit	(167,329,012)	(167,239,243)
Total stockholders’ Equity (Deficit)	10,735,496	284,696
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$100,079,249	$55,916,349

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AMERICAN RESOURCES CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
UNAUDITED

	For the six months ended	For the six months ended
	June 30, 2023	June 30, 2022
Cash Flows from Operating activities:
Net loss	$(4,100,794)	$(5,196,736)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on debt forgiveness	-	(3,413,152)
Depreciation expense	21,818	1,256,383
Amortization of mining rights	617,544	615,079
Accretion expense	496,582	631,442
Amortization expense of right to use assets	(695,933)	(15,021)
Amortization of issuance costs and debt discount	-	-
Options expense	753,146	389,867
Warrant expense	-	673,455
Issuance of common shares for service	-	-

Change in current assets and liabilities:
Accounts receivable	(334,475)	(2,179,134)
Inventory	(264,536)	-
Prepaid expenses and other assets	(1,019,982)	(191,448)
Accounts payable	(321,661)	(229,526)
Accrued interest	(35,996)	(299,700)
Accounts payable - related party	(1,733,216)	7,601
Net cash (used in)/generated from operations	(5,902,189)	(7,950,890)

Cash Flows from Investing activities:
Cash used in investments in LLCs	1,726,273	(742,398)
Cash invested in note receivable	-	(335,000)
Cash received (paid) for PPE, net	(553,105)	147,824
Net cash (used in)/generated from investing activities	1,173,168	(929,574)

Cash Flows from Financing activities:
Principal payments on finance lease	(1,116,969)	(99,204)
Principal payments on debt	(1,098,822)	(1,276,691)
Proceeds from bonds	43,475,888	-
Proceeds from the bond lookback	4,011,025	-
Proceeds from debt	-	2,563,000
Proceeds from warrant conversions	-	-
Net cash (used in)/generated from financing activities	45,271,122	1,187,105

Increase(decrease) in cash and restricted cash	40,542,101	(7,693,359)

Cash and restricted cash, beginning of period	10,990,829	12,588,113

Cash and restricted cash, end of period	$51,532,930	$4,894,754

Supplemental Information
Cash paid for interest	$-	$64,094
Conversion of debt and interest to common shares	$-	$1,822,210
Acquisition of right of use assets for lease obligations	$3,814,336	$1,117,219

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Reconciliation of Non-GAAP Measures

Reconciliation of Adjusted EBITDA(1) to Amounts Reported Under U.S. GAAP

	For the three months ended June 30, 2023	For the three months ended June 30, 2022
Net Income	(999,925)	(2,443,834)

Interest & Other Expenses	167,825	260,807
Income Tax Expense	-	-
Accretion Expense	248,291	363,820
Depreciation	8,482	630,341
Amortization of Mining Rights	311,685	311,685
Amortization of Debt Discount & Issuance	-	-
Non-Cash Stock, Warrant & Option Comp. Expense	376,613	863,479

Total Adjustments	1,112,896	2,430,132

Adjusted EBITDA	112,971	(13,702)

(1)

Adjusted EBITDA is defined as net income before net interest expense, income tax expense, accretion expense, depreciation, non-cash stock compensation expense, transaction and other professional fees. Adjusted EBITDA is not a measure of financial performance in accordance with GAAP, and we believe items excluded from Adjusted EBITDA are significant to a reader in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flow from operations or as a measure of our profitability, liquidity, or performance under GAAP. We believe that Adjusted EBITDA presents a useful measure of our ability to incur and service debt based on ongoing operations. Furthermore, similar measures are used by analysts to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by others.

About American Resources Corporation

American Resources Corporation is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

About ReElement Technologies LLC

ReElement Technologies LLC is redefining how critical and rare earth elements are both sourced and processed while focusing on the recycling of end-of-life products such as rare earth permanent magnets and lithium-ion batteries, as well as coal-based waste streams and byproducts to create a low-cost and environmentally-safe, circular supply chain. ReElement has developed its innovative and scalable “Capture-Process-Purify” process chain in conjunction with its licensed intellectual property including 16 patents and technologies and sponsored research partnerships with three leading universities to support the domestic supply chain’s growing demand for magnet and battery metals. For more information visit reelementtech.com or connect with the Company on Facebook, Twitter, and LinkedIn.

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Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

Investor Contact:

JTC Team, LLC

Jenene Thomas

833-475-8247

arec@jtcir.com

RedChip Companies Inc.

Todd McKnight

1-800-RED-CHIP (733-2447)

Info@redchip.com

Company Contact:

Mark LaVerghetta

Vice President of Corporate Finance and Communications

317-855-9926 ext. 0

investor@americanresourcescorp.com

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